Exhibit 99.1

NextDecade Targets Carbon-Neutrality at Rio Grande LNG

HOUSTON (BUSINESS WIRE) -- October 6, 2020 -- NextDecade Corporation (NextDecade or the Company) (NASDAQ: NEXT) today announced that the Company has developed proprietary processes using proven technology to reduce carbon dioxide equivalent (CO2e) emissions at its proposed Rio Grande LNG facility by approximately 90 percent. NextDecade is also exploring options to address the remaining emissions to enable Rio Grande LNG to achieve carbon-neutrality.

Throughout the course of NextDecade’s pre-FID development activities, and intensively in recent months, the Company has evaluated multiple technical solutions to ascertain the commercial viability of dramatically reducing CO2e emissions at Rio Grande LNG.

Based on these evaluations, NextDecade has determined that carbon capture and storage (CCS) is the most feasible technical solution for Rio Grande LNG. The Company believes that the addition of proven CCS technology in conjunction with its proprietary processes could reduce the CO2e emissions of its Rio Grande LNG facility by approximately 90 percent. While NextDecade advances its work in this area, the Company is also exploring options to address the remaining (approximately 10 percent) CO2e emissions.

“Natural gas has a critical role to play in the global energy transition to a low-carbon economy, ensuring the security of energy supplies and preserving high quality jobs in the United States and around the world,” said Matt Schatzman, NextDecade’s Chairman and Chief Executive Officer. “Our work to date confirms that reliable, competitively priced LNG and responsible environmental stewardship are not mutually exclusive. A solution that promises both is indeed eminently feasible with the thoughtful use of existing technologies and the application of our proprietary processes.”

NextDecade continues to work on remaining commercial agreements needed to achieve a final investment decision in 2021, enabled by flexible commercial offerings and leadership in environmental and social performance including targeting carbon-neutrality at Rio Grande LNG.

About NextDecade Corporation

NextDecade is a liquefied natural gas (LNG) development company focused on LNG export projects. NextDecade is developing the largest LNG export solution linking Permian Basin and Eagle Ford Shale natural gas to the global LNG market, creating value for producers, customers, and stockholders. Its portfolio of LNG projects includes the 27 mtpa Rio Grande LNG export facility in the Port of Brownsville, Texas. NextDecade’s common stock is listed on the Nasdaq Stock Market under the symbol “NEXT.” NextDecade is headquartered in Houston, Texas. For more information, visit www.next-decade.com.

NextDecade Forward-Looking Information

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. The words “anticipate,” “contemplate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “might,” “will,” “would,” “could,” “should,” “can have,” “likely,” “continue,” “design” and other words and terms of similar expressions are intended to identify forward-looking statements, and these statements may relate to the business of NextDecade and its subsidiaries. These statements have been based on NextDecade’s current assumptions, expectations, and projections about future events and trends and involve a number of known and unknown risks, which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. These risks include uncertainties about progress in the development of NextDecade’s LNG liquefaction and export projects and the timing of that progress; NextDecade’s final investment decision (“FID”) in the construction and operation of a LNG terminal at the Port of Brownsville in southern Texas (the “Terminal”) and the timing of that decision; the successful completion of the Terminal by third-party contractors and an approximately 137-mile pipeline to supply gas to the Terminal being developed by a third-party; NextDecade’s ability to secure additional debt and equity financing in the future to complete the Terminal; the accuracy of estimated costs for the Terminal; statements that the Terminal, when completed, will have certain characteristics, including amounts of liquefaction capacities; the development risks, operational hazards, regulatory approvals applicable to the Terminal’s and the third-party pipeline's construction and operations activities; NextDecade’s anticipated competitive advantage and technological innovation which may render its anticipated competitive advantage obsolete; the global demand for and price of natural gas (versus the price of imported LNG); the availability of LNG vessels worldwide; changes in legislation and regulations relating to the LNG industry, including environmental laws and regulations that impose significant compliance costs and liabilities; the 2019 novel coronavirus pandemic and its impact on NextDecade’s business and operating results, including any disruptions in NextDecade’s operations or development of the Terminal and the health and safety of NextDecade’s employees, and on NextDecade’s customers, the global economy and the demand for LNG; risks related to doing business in and having counterparties in foreign countries; NextDecade’s ability to maintain the listing of its securities on a securities exchange or quotation medium; changes adversely affecting the business in which NextDecade is engaged; management of growth; general economic conditions; NextDecade’s ability to generate cash; compliance with environmental laws and regulations; the result of future financing efforts and applications for customary tax incentives; and other matters discussed in the “Risk Factors” section of NextDecade’s Annual Report on Form 10-K for the year ended December 31, 2019 and other subsequent reports filed with the Securities and Exchange Commission, all of which are incorporated herein by reference.

Additionally, any development of the Terminal remains contingent upon completing required commercial agreements, acquiring all necessary permits and approval, securing all financing commitments and potential tax incentives, achieving other customary conditions and making a final investment decision to proceed. The forward-looking statements in this press release speak as of the date of this release. Although NextDecade believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that the expectations will prove to be correct. NextDecade may from time to time voluntarily update its prior forward-looking statements, however, it disclaims any commitment to do so except as required by securities laws.

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